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Splinternet Holdings Announces Entry into Anti-Terrorism Market

Agreement with Vidiation enables unique dirty bomb detection offering which leverages Splinternet’s hardware and web-based network

December 11, 2007, Norwalk, CT - Splinternet Holdings, Inc. (OTCBB: SLNH), announced that it is entering the anti-terrorism market with a new radiation detection device and monitoring system which will provide early warning of the presence of radioactive materials of the type feared to be usable in dirty bombs.

Together with its development of a networked radiation detection device, Splinternet has entered into a cross-licensing and selling agreement with privately-held Vidiation, LLC, a development-stage company with a revolutionary technology to identify radioactive materials by analyzing streams of data from video surveillance systems. Vidiation launched its Vidiation-Radiation Analytics Detection System or V-RADS™ at the Fall 2007 ASIS conference, and plans to enter the market shortly. (www.vidiation.com)

Vidiation is the developer of a software-based technology that detects the presence of radiation when it comes in range of a video surveillance camera. The gamma rays from threats such as “dirty bombs” strike an image sensor in the camera causing a detectable pattern of interference. As the data from the camera is examined by Vidiation’s V-RADS software, this radiation pattern is detected and an ALERT is sent to the designated monitoring station. This is strictly a software solution, which doesn’t require modification to the cameras.

The Splinternet device is more sensitive than the software/video camera solution, but it does not provide a video image of the monitored site, as the Vidiation system does. The two systems are wholly compatible and complementary.

Vidiation’s software solution dovetails with Splinternet’s existing VoIP infrastructure, and requires no additional commitment of capital or retrofitting of Splinternet’s existing network. By leveraging its VoIP expertise, Splinternet has developed a small hardware-based radiation detection device to work in conjunction with Vidiation’s software by functioning as a smart networked radiation detection node. Like Splinternet’s VoIP solution, the combined Splinternet/Vidiation products will network using Ethernet technology and will be managed via a local LAN or the World Wide Web.

Splinternet's President, James Ackerly said, "Splinternet and Vidiation have each developed ways to monitor large areas for the existence of gamma ray-emitting substances, and the realization that our two techniques are helpful to each other, rather than competitive has led us to the new business arrangement we are announcing today. We are pleased to enter the “War on Terrorism” in this way, as the availability of wide area detection systems will serve as a deterrent to those who would hope to sneak a dirty bomb into an economically or politically strategic location. We have been attracted to the anti-terrorism space for some time and believe that with Vidiation we have a compelling entry into the market. We believe there is significant demand worldwide for this service, which offers customers a new layer of protection from improper transport of high energy materials.

Ackerly continued, “We have tested the prototype combined system in real-world medical facilities and are pleased with the results. We will work with Vidiation toward achieving government validation, which we expect will be realized in early 2Q08, at which time we plan to begin aggressively selling the systems. In fact, the US Government has budgeted over $1 billion in 2007 for radiation detection systems, but it is reported that they are dissatisfied with the existing solutions. We believe our combined offering will have a significant impact in the radiation detection market. We are excited about this new product offering and plan to continue our strategy of targeting partnerships and acquisitions with innovative product offerings that can leverage our management and our network expertise.”

About Splinternet Holdings, Inc.

Splinternet Holdings (www.splinter.net) is a holding company whose single current wholly-owned subsidiary is Splinternet Communications. Splinternet Communications is a developer of products, services, and marketing strategies centered around opportunities in Internet communications.  Splinternet Communications’ approach is to develop products and services that will capitalize on the shift in telecommunications technologies from traditional telephony to Voice over Internet Protocol (VOIP). This announcement signals a broadening of our scope to take advantage of opportunities we find in related technologies. Splinternet Holdings is actively seeking investment opportunities in companies which would benefit from using web-based communications.

SEC Filings and Forward-Looking Statements

Certain statements made in this release are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of Splinternet Holdings, Inc. and the industries and markets in which Splinternet Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and Splinternet Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which Splinternet Holdings, Inc. and its partners operate, adverse changes affecting the Internet and Voice-Over-IP (VOIP) telephony , the ability of Splinternet Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of Splinternet Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of Splinternet Holdings, Inc. to attract and retain qualified personnel, the ability of Splinternet Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. Splinternet Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by Splinternet Holdings, Inc.

ABOUT VIDIATION, LLC

Illinois-based Vidiation, LLC, was formed in 2006 and, under an agreement with Advanced Fuel Research, Inc. (AFR), East Hartford, Connecticut, developed Vidiation — Radiation Analytics Detection System (V-RADS™). V-RADS is a revolutionary, proven gamma radiation detection technology that identifies radioactive materials by analyzing streams of surveillance video and is an important new line of defense against the unlawful possession or transport of source materials and, ultimately “dirty bomb” attacks. V-RADS uses information generated when high-energy gamma rays and particles interact with the image sensors of video cameras; its proprietary algorithms and expert system analyze data and identify radiation that may pose a security threat. V-RADS combines passive surveillance and active alerts in its subscription-based software, and is built to avoid the common pitfalls of “false positive” alerts. V-RADS is easily integrated with the full complement of video surveillance systems, from stand-alone to enterprise-level solutions, and is designed to “layer” into these existing CCTV systems with no modifications to customer’s video cameras — an install base of some 26 million in the U.S. alone. The more pervasive the deployment of V-RADS™ across the vast number of existing video surveillance networks, the higher the degree of security society achieves against the “dirty bomb” threat.

Vidiation has identified the three key purposes for V-RADS as: Deter— Utilizing V-RADS in places that store or house radiological materials for medical or industrial purposes allows for continuous monitoring, notification of authorities in the event of illicit removal and serves as a deterrent; Detect— Use of V-RADS at transit “choke-points” allows for detection in the event illicit radiological materials or weapons are being moved; and Defend— Deploying V-RADS at “dirty bomb” targets creates a much-needed layer of 24/7 public protection against this terrorist threat. The company has patents pending in the United States, European Union nations and candidate nations, Australia, Mexico, Canada, India, South Korea, China, Japan, Singapore, and Israel and throughout greater Eurasia, including Russia.

For more information:

Gordon Bingham
Vice President, Marketing
Toll Free: 888.868.8386
Tel: 843.654.4690
gbingham@vidiation.com

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